EXHIBIT 10.1

BOLT TECHNOLOGY CORPORATION

THE AMENDED AND RESTATED 1993 STOCK OPTION PLAN

ARTICLE I—GENERAL

1.01 PURPOSE

The purpose of the Amended and Restated 1993 Stock Option Plan (the “Plan”) is to aid Bolt Technology Corporation, (the “Company”) and its subsidiaries in securing and retaining key employees and directors of outstanding ability and to motivate such employees and directors to exert their best efforts on behalf of the Company and its subsidiaries. In addition, the Company expects that it will benefit from the added interest which the respective optionees will have in the welfare of the Company as a result of their ownership or increased ownership of the Company’s Common Stock.

1.02 ADMINISTRATION

(a) The Plan shall be administered by a Committee of disinterested persons appointed by the Board of Directors of the Company (the “Committee”), as constituted from time to time. The Committee shall consist of at least two members of the Board, all of whom shall be disinterested persons (hereinafter referred to as “disinterested persons”) within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (hereinafter referred to as the “Exchange Act”).

(b) The Committee shall have the authority, in its sole discretion and from time to time to:

(i) designate the employees or classes of employees eligible to participate in the Plan;

(ii) grant options provided in the Plan in such form, amount and with such exercise periods as the Committee shall determine;

(iii) impose such limitations, restrictions and conditions upon any such option as the Committee shall deem appropriate; and

(iv) interpret the Plan and any agreement with a participant under the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

(c) Decisions and determinations of the Committee on all matters relating to the Plan and any agreement with a participant under the Plan shall be in its sole discretion and shall be final and conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any option granted hereunder.

1.03 ELIGIBILITY FOR PARTICIPATION

All officers and key employees of the Company and its subsidiaries are eligible to receive incentive stock options or options other than incentive stock options under the Plan. Non-employee directors are hereby granted options other than incentive stock options as hereinafter provided in Article III.

1.04 TYPES OF OPTIONS AVAILABLE UNDER PLAN

All options granted under the Plan shall be either options other than incentive stock options or incentive stock options as defined in section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Each option shall state whether or not it will be treated as an incentive stock option.

1.05 AGGREGATE LIMITATION ON STOCK SUBJECT TO PLAN

(a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company (“Common Stock”). Subject to Section 4.06 hereof, the maximum number of shares of Common Stock which may be issued under the Plan increased to 550,000:

(b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

(i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of a stock option; and

(ii) only the net shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Common Stock are used as full or partial payment for shares issued upon exercise of a stock option.

(c) Any shares of Common Stock subject to a stock option which for any reason is terminated unexercised or expires shall again be available for options under the Plan.

1.06 EFFECTIVE DATE AND TERM OF PLAN

(a) The Plan has been adopted and approved by the Board by action taken on September 16, 1997; provided, however, that the effectiveness of the Plan is expressly conditioned upon ratification and approval of the Plan by the affirmative votes of the holders of a majority of the Company’s Common Stock present, or represented, and entitled to vote at the

Annual meeting of the Company’s shareholders in l997. Options granted under the Plan prior to such meeting shall be subject to, and the exercise thereof shall be expressly conditioned upon, such shareholder approval of the Plan. If said shareholder approval shall for any reason not be forthcoming at such meeting, the options shall be null and void.

(b) No stock options shall be granted under the Plan after June 30, 2003; provided, however, that all options granted under the Plan prior to such date shall remain in effect until such options have been exercised or terminated in accordance with the Plan and the terms of such options.

ARTICLE II—EMPLOYEE STOCK OPTIONS

2.01 GRANT OF STOCK OPTION

The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant any participant in the Plan one or more stock options to purchase for cash or shares the number of shares of Common Stock determined by the Committee. The date of a stock option shall mean the date on which the Committee selects a specific number of shares subject to the option granted to a participant pursuant to the Plan.

2.02 STOCK OPTION AGREEMENTS

The grant of a Stock Option shall be evidenced by a written stock option Agreement, executed by the Company and the holder of a stock option (the “optionee”), stating at least the option price, the number of shares of Common Stock subject to the stock option evidenced thereby and the exercise period, and shall be in such form as the Committee may, from time to time, determine.

2.03 STOCK OPTION PRICE

The option price per share of Common Stock deliverable upon exercise of a stock option shall be determined by the Committee, but shall not be less than 100% of the fair market value of a share of Common Stock on the date the stock option is granted. “Fair market value” as of any date and in respect of any share of Common Stock means the closing sales price on such date or on the next business day, if such date is not a business day, of a share of Common Stock as reported in The Wall Street Journal.

The option price per share payable upon exercise of an incentive stock option granted to a person owning more than 10 percent of the voting power of the Company’s voting stock shall not be less than 110% of the fair market value of such shares.

2.04 OPTION PERIOD

Each option shall be exercisable during and over such period ending not later than ten years from the date it was granted, as may be determined by the Committee and stated in the option Agreement. No option shall be exercisable during the year ending on the first anniversary date of the granting of the option. Exercise of any option granted hereunder shall be conditional upon the prior approval of the listing on the principle securities exchange on which the Common Stock is traded.

No incentive stock option granted to a person owning more than 10 percent of the voting power of the Company’s voting stock shall be exercisable after the expiration of five years from the date the option is first granted.

2.05 EXERCISE OF OPTION

Each stock option Agreement shall set forth the procedure governing the exercise of the stock option granted hereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the optionee shall pay to the Company, in full, the option price for such shares and applicable takes, if any, with cash (including check, bank draft or money order), with previously owned Common Stock or with a combination thereof.

In no event shall any participant be granted an incentive stock option if such grant would permit the participant to exercise for the first time during any calendar year (under the Plan and all other plans of the Company and subsidiaries) incentive stock options to purchase shares of any or all such corporations having an aggregate fair market value (determined at time of grant of each such incentive stock option) in excess of $100,000.

2.06 EXERCISE UPON DEATH, DISABILITY OR RETIREMENT

(a) Subject to Section 2.06(c) of the Plan, if an optionee’s employment by the Company or a subsidiary terminates by reason of his death, his option may thereafter be exercised only to the extent to which it was exercisable at the time of his death and may not be exercised after the expiration of the period of fifteen months from the date of his death or the expiration of the stated period of the option, whichever period is the shorter.

(b) Subject to Section 2.06(c) of the Plan, if an optionee’s employment by the Company or a subsidiary terminates by reason of retirement or his total and permanent disability, his option may thereafter be exercised only to the extent to which it was exercisable at the time of such termination of employment and may not be exercised after the expiration of the period of three months from the date of such termination of employment or the stated period of the option, whichever period is shorter; provided, however, that if the optionee dies within such three month period, any unexercised stock option, to the extent to which it was exercisable at the time of his death, shall thereafter be exercisable for a period not exceeding fifteen months from the date of his death or for the stated period of the option, whichever period is the shorter.

(c) If an optionee’s employment terminates by death, by total and permanent disability or by retirement after the first anniversary date of the granting of the option and prior to an installment of his option (other than the first installment) becoming exercisable and if there are no conditions to the next succeeding installment becoming exercisable other than the passage of time, his option thereupon shall become exercisable with respect to a number of shares (in addition to shares covered by installments theretofore matured) equal to a pro rata portion of the shares for which it would become exercisable upon the maturity of the next succeeding installment, such pro rata portion to be based upon the proportion which the number of full months in the period beginning with the maturity date of the next preceding installment and ending with such termination of his employment bears to the total number of full months in the period beginning with the maturity date of the next preceding installment and ending with the maturity date of the next succeeding installment.

2.07 TERMINATION FOR OTHER REASON

If an optionee’s employment terminates for any reason other than death, total and permanent disability or retirement, his option shall thereupon terminate.

ARTICLE III—NON-EMPLOYEE DIRECTORS STOCK OPTIONS

3.01 GRANT OF OPTIONS

Notwithstanding any provision of the Plan to the contrary, each director of the Company who is not a key employee of the Company or any of its subsidiaries and who is elected a director by the shareholders of the Company at an Annual Meeting of Shareholders held in 1993 and in years thereafter ending with the year 2002 shall be, and hereby is granted an option other than an incentive stock option to purchase 3,000 shares of Common Stock. The option price shall be the closing sales price per share on the principal securities exchange on which the Common Stock is traded on the date of the applicable Annual Meeting of Shareholders as reported in the Wall Street Journal (or if there is no sale on the relevant date, then on the next business day on which a sale was reported). The option shall be exercisable for a period of five years from the date it is granted; provided it shall not be exercisable during the year ending on the first anniversary date of the grant and then until its expiration date the option may be exercised at any time and in any amount up to the total of the shares covered by the option. The option granted hereby is subject to the terms and conditions of the Plan except that if a director ceases to be director for any reason other than death, his option may thereafter be exercised only to the extent to which it was exercisable at the time he ceased to be a director and may not be exercised after the expiration of the period of 30 days from the date he ceased to be a director or the stated period of the option, whichever period is shorter.

ARTICLE IV—MISCELLANEOUS

4.01 GENERAL RESTRICTION

(a) The Committee may require each person purchasing shares pursuant to the option to represent to and agree with the Company in writing that he is acquiring the shares for investment, without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfers.

(b) The option shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee the option shall be exercisable only by him.

4.02 WITHHOLDING TAXES

Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the optionee to remit to the Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue or transfer such shares of Common Stock net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

4.03 RIGHT TO TERMINATE EMPLOYMENT

Nothing in the Plan nor in any stock option Agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company or any subsidiary may have to terminate the employment of such participant.

4.04 NON-UNIFORM DETERMINATIONS

The Committee’s determinations under the Plan (including, without limitation, determinations of the persons to receive options, the form, amount and timing of such options, the terms and provisions of such options and the stock option Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, options under the Plan, whether or not such persons are similarly situated.

4.05 RIGHTS AS A SHAREHOLDER

The recipient of any option granted under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.06 CHANGES IN CAPITAL

In the event (a) of any merger or consolidation in which the outstanding shares of Common Stock are exchanged for securities, cash or property of a third party (other than any merger or consolidation with any wholly-owned subsidiary of the Company), (b) that all or substantially all of the assets or more than 50% of the outstanding voting stock of the Company is acquired by any other person or entity, or (c) of a liquidation of the Company, the Board, or the board of directors of any corporation assuming the obligations of the Company, shall provide for such successor corporation to assume the obligations of the Company with regard to options granted and, as to outstanding options, shall provide that all outstanding options shall become exercisable in full immediately prior to such event (except during the year ending on the first anniversary date of the granting of the option) and shall either (i) provide that all unexercised options shall be assumed or equivalent options shall be substituted by the acquiring or successor corporation (or an affiliate thereof), provided that any such options substituted for incentive stock options shall meet the requirements of section 424(a) of the Code, or (ii) upon written notice to the optionees, provide that all unexercised options will terminate immediately prior to the consummation of such merger, consolidation, acquisition, reorganization or liquidation unless exercised by the optionee within a specified number of days (but not less than fifteen days) following the date of such notice.

The Company may grant options under the Plan in substitution for options held by employees of another corporation who become employees of the Company, or a subsidiary of the Company, as the result of a merger or consolidation of the employing corporation with the Company or a subsidiary of the Company, or as a result of the acquisition by the Company, or one of its subsidiaries, of property or stock of the employing corporation. The Company may direct that substitute options be granted on such terms and conditions as the Board considers appropriate in the circumstances.

If the outstanding Common Stock of the Company, shares of which are eligible for the granting of options hereunder or subject to options theretofore granted, shall at any time be changed or exchanged by declaration of a stock dividend, splitup, combination of shares, recapitalization, merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number and kind of shares subject to the Plan or subject to any options theretofore granted, and the option prices, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate option price.

4.07 AMENDMENTS

The Board of Directors may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would impair the rights of any optionee under any option theretofore granted, without his consent, or which, without the approval of the stockholders, would:

(a) Except as is provided in Section 4.06 of the Plan, increase the total number of shares reserved for the purposes of the Plan.

(b) Decrease the option price to less than 100% of the fair market value on the date of the granting of the option.

(c) Change the persons eligible to receive options under this Plan.